IGAMBIT

Announces Sale of

ARCMAIL TECHNOLOGIES

and $6,000,000 liabilities

reduction from Balance Sheet

Press Release: iGambit Inc. – Friday, July 5, 2017 2PM EST

SMITHTOWN, NY, July 5, 2017 Marketwire/ -- iGambit Inc. (OTCQB: IGMB), announced that on June 29, 2017 it completed the sale of its wholly owned subsidiary WaLa, Inc. doing business as ArcMail Technologies (“ArcMail”) ”) to Rory T. Welch. CEO and President of ArcMail  (“Welch”), in accordance with a Stock Purchase Agreement (the “Purchase Agreement”) by and between the Company and Welch.

 Pursuant to the Stock Purchase, the total consideration to be paid for the outstanding capital stock of ArcMail is remittance of 10,000,000 shares of iGambit Common stock previously issued to Welch.

Furthermore, as per the Purchase Agreement, IGMB’s operations of the business ended March 31, 2017 and Welch’s operation of the business is effective as of April 1, 2017.

From an investor perspective, the effect of the transaction results in reducing IGMB’s overall outstanding balance sheet liabilities by approximately 91% with over $6,000,0000 in debt and other liabilities being removed from the balance sheet.

A copy of the Form 8-K report may be accessed at www.sec.gov.

As disclosed in our 2016 Form10-K, effective October 1, 2016, management decided to dispose of its subsidiary Arcmail and entered into a letter of intent on March 1, 2017 to sell Arcmail in a stock exchange to the CEO of Arcmail.  As a result of the decision,  IGMB  reported the financial results of the ArcMail business as discontinued operations in its 2016 annual report filed on Form 10-K and March 31, 2017 quarterly report filed on Form 10-Q with the Securities and Exchange Commission. In addition, in connection with management’s decision to sell Arcmail, an impairment charge to discontinued operations of $6,263,320, and amortization of $441,837 was charged to discontinued operations during the year ended December 31, 2016.

"Although ArcMail has been a valuable part of IGMB, this transaction allows us to focus on our new tailored strategy of pursuing specific medical technology strategies and objectives through our recently acquired business HealthDatix, Inc." said John Salerno, IGMB CEO and Chairman. “We wish Mr. Welch continued success with ArcMail.”

The goal of HealthDatix is to identify the patient’s eligibility for Medicare reimbursed doctor visits to access and assist in the well-being and cultivation of a healthy lifestyle. Additionally HealthDatix is able to provide an FDA approved, Medicare covered platform, for continuous management of chronic care patients. Our continuous care platform will be tailored for individual care and health management of patients susceptible to chronic illness. This will include our wearable medical watch to be released in the near future.

About iGambit Inc:   iGambit (OTCBB: IGMB) is a fully reporting publicly-held company. We are a company focused on pursuing specific medical strategies and objectives.  These objectives have included, among others, the acquisition of medical technology companies with strong growth potential easily recognized in the public arena. We believe that the back-ground of our management and of our Board of Directors in the technology markets is a valuable resource that makes us a desirable business partner.  We expect to work to assume an active role in the development and growth of the new company, providing both strategic guidance and operational support. The management of iGambit believes that it can leverage its collective expertise to help position the combined company to produce high-margin, recurring and predictable earnings and generate long-term value for our stockholders. For more information, please visit www.igambit.com. Information on our web-site does not comprise a part of this press release

Cautionary Note Regarding Forward-Looking Statements

Certain statements in this document and elsewhere by iGambit are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such information includes, without limitation, the business outlook, assessment of market conditions, anticipated financial and operating results, strategies, future plans, contingencies and contemplated transactions of the company. Such forward-looking statements are not guarantees of future performance and are subject to known and unknown risks, uncertainties and other factors which may cause or contribute to actual results of company operations, or the performance or achievements of the company or industry results, to differ materially from those expressed, or implied by the forward-looking statements. In addition to any such risks, uncertainties and other factors discussed elsewhere herein, risks, uncertainties and other factors that could cause or contribute to actual results differing materially from those expressed or implied for the forward- looking statements include, but are not limited to fluctuations in demand; changes to economic growth in the U.S. and U.S. government policies and regulations, including, but not limited to those affecting the medical fertility clinic industry. iGambit undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. Actual results, performance or achievements could differ materially from those anticipated in such forward-looking statements as a result of certain factors, including those set forth in iGambit Inc.'s filings with the Securities and Exchange Commission.

Investor Relations Contacts:
Bill Robertson

Ph. No. 604 837 3835